Exhibit 4.1

EXECUTION VERSION

SERIES 2006-1

INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC

CROWN CASTLE SOUTH LLC

CROWN COMMUNICATION INC.

CROWN CASTLE PT INC.

CROWN COMMUNICATION NEW YORK, INC.

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO

as Initial Issuers

CROWN CASTLE TOWERS 05 LLC

CROWN CASTLE PR LLC

CROWN CASTLE MU LLC

CROWN CASTLE MUPA LLC

as Additional Issuers

and

The Bank of New York,

as successor to

JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of November 29, 2006

Authorizing the Issuance of

$1,550,000,000

Senior Secured Tower Revenue Notes, Series 2006-1

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	2

ARTICLE II

SERIES 2006-1 NOTE DETAILS; FORM OF SERIES 2006-1 NOTES

Section 2.01	Series 2006-1 Note Details	4
Section 2.02	Delivery of Series 2006-1 Notes	5
Section 2.03	Forms of Series 2006-1 Notes	5

ARTICLE III

FUNDING OF RESERVES

Section 3.01	Funding of Reserves	5
Section 3.02	Deduction	6

ARTICLE IV

DESIGNATION OF ADDITIONAL ISSUERS AND ASSET ENTITIES

Section 4.01	Addition of Additional Issuers	6
Section 4.02	Election	6
Section 4.03	Pledge	7
Section 4.04	Further Assurances	7

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 5.01	Representations of Issuer Entity	8
Section 5.02	Covenants of Issuer Entity	8
Section 5.03	Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants	8

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ARTICLE VI

SWAP CONTRACT

Section 6.01	Direction	8

ARTICLE VII

AMENDMENTS TO INDENTURE

Section 7.01	References to the Class A-FL Notes and Class A-FX Notes	9
Section 7.02	Amendments of Definitions	9
Section 7.03	Amendment to Trustee Fee	11

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01	Date of Execution	11
Section 8.02	Governing Law	11
Section 8.03	Severability	11
Section 8.04	Counterparts	11

ARTICLE IX

APPLICABILITY OF INDENTURE

Section 9.01	Applicability	12

-ii-

SERIES 2006-1

INDENTURE SUPPLEMENT

THIS SERIES 2006-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of November 29, 2006, is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company, CROWN COMMUNICATION INC., a Delaware corporation, CROWN CASTLE PT INC., a Delaware corporation, CROWN COMMUNICATION NEW YORK, INC., a Delaware corporation, and CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, a Puerto Rico corporation (together with the Issuer Entity, the “Initial Issuers”), CROWN CASTLE TOWERS 05 LLC, a Delaware limited liability company, CROWN CASTLE PR LLC, a Puerto Rico limited liability company, CROWN CASTLE MU LLC, a Delaware limited liability company and CROWN CASTLE MUPA LLC, a Delaware limited liability company (collectively, the “Additional Issuers”, and, together with the Initial Issuers, the “Issuers”), and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Initial Issuers entered into an Indenture, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Initial Issuers and the Indenture Trustee;

WHEREAS the Initial Issuers entered into the Series 2005-1 Indenture Supplement, dated as of June 1, 2005 (the “Series 2005-1 Indenture Supplement”) between the Initial Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Initial Issuers issued the Series 2005-1 Notes (the “Series 2005-1 Notes”);

WHEREAS, the Initial Issuers and each Additional Issuer intend to, and the Indenture Trustee has agreed to, designate each Additional Issuer as an Issuer under the Indenture, and each Additional Issuer has agreed to become an Issuer thereunder and be bound by and perform all of the obligations of an Issuer under the Indenture and the other Transaction Documents;

WHEREAS, upon the designation of the Additional Issuers as Asset Entities under the Indenture, the Tower Sites of the Additional Issuers shall be added to the Assets supporting the Notes in accordance with Section 2.12 of the Indenture;

WHEREAS, the Initial Issuers and the Additional Issuers, as Issuers, desire to enter into this Indenture Supplement in order to issue Additional Notes pursuant to the terms of the Indenture and Section 2.12 thereof;

WHEREAS, the Issuers have duly authorized the issuance of $1,550,000,000 of Senior Secured Tower Revenue Notes, Series 2006-1, consisting of eight classes designated as Class A-FX (the “Class A-FX Notes”), Class A-FL (the “Class A-FL Notes”), Class B (the “Class B Notes”), Class C (the “Class C Notes”), Class D (the “Class D Notes”), Class E (the “Class E Notes”), Class F (the “Class F Notes”) and Class G (the “Class G Notes” and, together with the Class A-FX Notes, the Class A-FL Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, the “Series 2006-1 Notes”) and the Indenture Trustee has agreed to the issuance of the Series 2006-1 Notes as Additional Notes under the Indenture;

WHEREAS, the Series 2006-1 Notes constitute Notes as defined in the Indenture;

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Indenture Supplement unless the context clearly requires otherwise:

“Allocated Note Amount” for (x) any Tower Site will be equal to the sum of (i) $10,000 for each Tower Site plus (ii) the product of (A) a percentage determined as of the Closing Date with respect to such Tower Site based on the positive Annualized Run Rate Net Cash Flow generated by such Tower Site as of September 30, 2006, divided by the total Annualized Run Rate Net Cash Flow generated by all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of September 30, 2006 and (B) the outstanding principal balance of the Series 2005-1 Notes and the Series 2006-1 Notes as of the respective Closing Dates applicable thereto minus the aggregate amount allocated pursuant to clause (i) above and (y) for any Tower Site which is a replacement Tower Site in connection with a property substitution, the aggregate Allocated Note Amount of all Tower Sites replaced by such Tower Site. Schedule 1 sets forth the Allocated Note Amount for each Tower Site.

“Anticipated Repayment Date” shall mean, with respect to the Series 2006-1 Notes, the Payment Date in November 2011, provided that (i) for purposes of Sections 2.08, 3.03, 4.06, 5.01, 5.02, 7.06 and 7.33 of the Indenture and the definitions of Monthly Payment Amount, Principal Payment Amount, Value Reduction Amount, Scheduled Defeasance Payments and Yield Maintenance in the Indenture, such term shall mean June 15, 2010 if and only for so long as any Series 2005-1 Notes remain Outstanding after June 15, 2010 and (ii) for the avoidance of doubt, (1) for purposes of Sections 2.09, 2.10, 2.11 and 6.25 of the Indenture, such term shall mean the Payment Date in November 2011 and (2) if any Series 2005-1 Notes are Outstanding after June 15, 2010 but thereafter cease to be Outstanding, then the Anticipated Repayment Date for the Series 2006-1 Notes shall be the Payment Date in November 2011 for all purposes of the Indenture.

“Class A-FL Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class A-FX Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class B Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class C Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class D Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class E Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class F Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class G Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Closing Date” shall mean, with respect to the Series 2006-1 Notes, November 29, 2006.

“Initial Closing Date” shall mean June 8, 2005.

“Initial Purchasers” shall mean Morgan Stanley & Co. Incorporated and Lehman Brothers Inc.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to each Class of the Series 2006-1 Notes, is set forth in Section 2.01(a) hereof, provided that, with respect to the Class A-FL Notes, for the initial interest accrual period LIBOR shall be an interpolated percentage, determined by the Swap Counterparty, to reflect the longer initial interest accrual period.

“Offering Memorandum” shall mean the Offering Memorandum dated November 15, 2006, relating to the issuance by the Issuers of the Series 2006-1 Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day, beginning January 2007 with respect to the Series 2006-1 Notes. On such Payment Date interest (or during an Amortization Period or after the earliest Anticipated Repayment Date for any Series of Notes outstanding, principal and interest) due to holders of the 2006-1 Notes shall be payable.

“Post ARD Note Spread” shall, for each Class of the Series 2006-1 Notes, have the meaning set forth in the table below:

Class	Post-ARD Note Spread
Class A-FX	0.260%
Class A-FL	0.260%
Class B	0.380%
Class C	0.490%
Class D	0.800%
Class E	1.100%
Class F	1.700%
Class G	1.850%

“Purchase Agreement” shall mean the Purchase Agreement dated November 15, 2006 relating to the purchase by the Initial Purchasers of the Series 2006-1 Notes.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Series 2006-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Swap Contract” shall mean the swap contract between the Indenture Trustee, not in its individual capacity but solely as indenture trustee, and the Swap Counterparty, dated November 29, 2006.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2006-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall govern.

ARTICLE II

SERIES 2006-1 NOTE DETAILS; FORM OF SERIES 2006-1 NOTES

Section 2.01 Series 2006-1 Note Details.

(a) The aggregate principal amount of the Series 2006-1 Notes which may be initially authenticated and delivered under this Indenture Supplement shall be individually issued in eight (8) separate classes, each having the class designation, Initial Class Principal Balance, Note Rate and rating set forth below (except for Series 2006-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Series/Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class A-FX	$453,540,000	5.2446%	Aaa/AAA
Class A-FL	$170,000,000	LIBOR + 0.1700%	Aaa/AAA
Class B	$150,155,000	5.3620%	Aa2/AA
Class C	$150,155,000	5.4696%	A2/A
Class D	$150,150,000	5.7724%	Baa2/BBB
Class E	$144,000,000	6.0652%	Baa3/BBB-
Class F	$249,000,000	6.6496%	Ba1/BB+
Class G	$83,000,000	6.7954%	Ba2/BB

(b) The Issuers shall not be required to pay any principal on the Series 2006-1 Notes prior to the Anticipated Repayment Date. The aggregate Outstanding Class Principal Balance of all Classes of Series 2006-1 Notes shall be due and payable in full on the Payment Date in November 2036 (such Payment Date, the “Rated Final Payment Date”).

Section 2.02 Delivery of Series 2006-1 Notes.

Upon the execution and delivery of this Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2006-1 Notes and deliver the Series 2006-1 Notes to the Depositary. The Initial Issuer and each Additional Issuer shall also, on the date hereof, execute and deliver to the Indenture Trustee in exchange for each of the Series 2005-1 Notes executed and delivered to the Indenture Trustee by the Initial Issuers on the Initial Closing Date (the “Series 2005-1 Notes”) an amended and restated Note, payable to the order of the Indenture Trustee, under which each Initial Issuer and each Additional Issuer agrees to be jointly and severally liable for the payment of all amounts payable thereunder.

Section 2.03 Forms of Series 2006-1 Notes.

The Series 2006-1 Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

FUNDING OF RESERVES

Section 3.01 Funding of Reserves.

(a) On the date hereof, the Issuers shall deposit with the Collection Account Bank $2,566,849 for deposit in the Impositions and Insurance Reserve Sub-Account.

(b) On the date hereof, the Issuers shall deposit with the Collection Account Bank $1,754,142 for deposit in the Advance Rents Reserve Sub-Account.

Section 3.02 Deduction.

The deposits into the Reserves described in clauses (a), and (b) above shall occur by deduction from the amount of the proceeds of the Series 2006-1 Notes disbursed to the Issuers. Notwithstanding such deductions, the Series 2006-1 Notes contemplated hereby shall be deemed for all purposes to be fully paid for on the Closing Date.

ARTICLE IV

DESIGNATION OF ADDITIONAL ISSUERS AND ASSET ENTITIES

Section 4.01 Addition of Additional Issuers.

Crown Castle Towers 05 LLC, a Delaware limited liability company, Crown Castle PR LLC, a Puerto Rico limited liability company, Crown Castle MU LLC, a Delaware limited liability company and Crown Castle MUPA LLC, a Delaware limited liability company, are hereby designated as “Issuers” and “Asset Entities” for purposes of the Indenture.

Section 4.02 Election.

(a) Each Additional Issuer hereby assumes and becomes jointly and severally liable under the Notes, the Indenture and the other Transaction Documents, and each Additional Issuer hereby covenants and agrees upon the execution and delivery of this Indenture Supplement by such Additional Issuer that:

(i) such Additional Issuer shall be an Issuer jointly and severally liable under the Notes and each of the other Transaction Documents, and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations of an Issuer thereunder; and

(ii) such Issuer shall perform in accordance with their terms all of the obligations which by the terms of the Indenture and the other Transaction Documents are required to be performed by it as an Issuer and shall be bound by all of the provisions of the Indenture and the other Transaction Documents as if it had been an original party to such agreements.

(b) On the date hereof, each Additional Issuer shall assume and become jointly and severally obligated under the Series 2005-1 Notes in accordance with Section 2.02 hereof and shall enter into the following other Transaction Documents:

(i) Joinder to the Cash Management Agreement;

(ii) Joinder to the Environmental Indemnity;

(iii) Joinder to the Management Agreement;

(iv) Joinder to the Assignment of the Management Agreement;

(v) Joinder to the Contribution Agreement; and

(vi) Joinder to the Advance and Reimbursement Agreement.

Section 4.03 Pledge.

(a) The Additional Issuers hereby assign to the Indenture Trustee, and hereby grant a security interest to the Indenture Trustee in, for the benefit of the Noteholders, all of their right, title, interest and benefit, present and future in, to and under all accounts, all chattel paper, whether tangible or electronic, all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter therein and all amounts now or hereafter credited thereto, all goods, all documents, all equipment, all fixtures, all general intangibles, including all payment intangibles, all instruments, all inventory, all investment property, leases, all letter-of-credit rights, all money, all supporting obligations, all tort claims, all Tower Sites and the related Space Licenses, Ground Leases and Easements, all other property not otherwise described above, all books and records pertaining to the foregoing, and to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

(b) the foregoing collateral shall be part of the Collateral for all purposes under the Indenture and the Transaction Documents;

(c) the foregoing grant of Collateral is hereby made in trust to secure the payment of principal and interest on, and any other amounts owed in respect of the Notes and to secure compliance with the provisions of the Indenture, all as provided in the Indenture;

(d) the Indenture Trustee, on behalf of the Noteholders, acknowledges such grant and accepts the trusts herein created;

(e) it is hereby agreed between the parties hereto that in the performance of any of the agreements of the Issuers herein contained, any obligation the Issuers may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Collateral, payable in such order of preference and priority as provided herein; and

(f) the Additional Issuers, in consideration of the premises and acceptance by the Indenture Trustee of the trusts herein created, of the purchase and acceptance of the Series 2006-1 Notes by the Noteholders thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Indenture Trustee, as collateral for the benefit of the Noteholders, all of their right, title and interest in and to the moneys, rights, and properties of the Collateral.

Section 4.04 Further Assurances.

Each of the Initial Issuers and the Additional Issuers hereby agree that they will deliver to and deposit with, or cause to be delivered to and deposited with, the Servicer such documents and agreements as reasonably requested to evidence the addition of the Tower Sites, the Space Licenses, and any other Collateral of the Additional Issuers in connection with such addition, the issuance of the Series 2006-1 Notes or the addition of the Additional Issuers.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 5.01 Representations of Issuer Entity.

The Issuer Entity represents and warrants to the Indenture Trustee that the statements set forth in Article VI of the Indenture, including, as to the Additional Issuers, those representations and warranties as to the Tower Sites of each Additional Issuer and the related Space Licenses, Ground Leases and Easements, will be true, correct, and complete in all material respects as of the date hereof, and in addition, represents and warrants as to Section 6.01 (a) or (b), as applicable, and (c) as to each of the Additional Issuers.

Section 5.02 Covenants of Issuer Entity.

The Issuer Entity covenants and agrees that until payment in full of the Notes, all accrued and unpaid interest and all other obligations, the Issuer Entity shall, and shall cause all Persons to, perform and comply with the covenants in Article VII of the Indenture applicable to such Person, including with regard to the Additional Issuers and the Tower Sites and the related Space Licenses and Easements of such Additional Issuers.

Section 5.03 Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants.

The Issuer Entity hereby represents, warrants and covenants as of the date hereof and until such time as all Obligations are paid in full, as to itself, the Guarantor, and any of the direct or indirect subsidiaries of the Issuer Entity, that each of the representations, warranties and covenants in Section 8.01 of the Indenture are true and correct as of the date hereof.

ARTICLE VI

SWAP CONTRACT

Section 6.01 Direction.

The Issuers hereby direct the Indenture Trustee to execute, deliver and perform its obligations under the Swap Contract on the Closing Date and thereafter on behalf of, and for the benefit of, the Holders of the Series 2006-1 Class A-FL Notes. The Issuers and the Holders of the Series 2006-1 Class A-FL Notes (by their acceptance of such Notes) acknowledge and agree that the Indenture Trustee is executing, delivering, and performing its obligations under the Swap Contract and shall do so solely in its capacity as Indenture Trustee under the Indenture and not in its individual capacity.

ARTICLE VII

AMENDMENTS TO INDENTURE

Section 7.01 References to the Class A-FL Notes and Class A-FX Notes.

(a) The parties hereto agree that, in the definition of “Accrued Note Interest” in Section 1.01 of the Indenture, the phrase “the Class A-FL Notes of each Series” shall be amended to read “the Class A-FL Notes of the Series relating to such Swap Contract” and the last proviso of that definition shall be amended to read, “provided, however, during any period of time that interest on the Class A-FL Notes of any Series accrues at a fixed rate equal to the Note Rate on the Class A-FX Notes of such Series, for all purposes hereunder such interest will be calculated on a 30/360 Basis.”

(b) The parties hereto agree that the reference to the Class A-FL Notes in Sections 3.06(c) and (d) of the Indenture shall refer to the Class A-FL Notes of the Series relating to the applicable Swap Contract and that references to the Swap Contract and the Swap Counterparty shall refer to the Swap Contract and Swap Counterparty relating to a particular Series of Class A-FL Notes.

(c) The parties hereto agree that the reference to the Class A-FL Notes in the second sentence of Section 5.01(b) of the Indenture shall refer to the Class A-FL Notes of the Series relating to the applicable Swap Contract and that references to the Swap Contract and the Swap Counterparty shall refer to the Swap Contract and Swap Counterparty relating to a particular Series of Class A-FL Notes.

(d) The parties hereto agree that the reference to the Class A-FL Notes in Section 10.20 of the Indenture shall refer to the Class A-FL Notes of the Series relating to the applicable Swap Contract.

Section 7.02 Amendments of Definitions.

(a) The definition of Asset Entities is hereby amended to read in its entirety: “Asset Entities” shall collectively mean Crown South, Crown Communication, Crown PT, Crown NY, Crown PR, Crown GT, Crown Atlantic and any other Person designated as an “Asset Entity” in an Indenture Supplement.

(b) The parties hereto agree that the references to the date December, 15, 2004, in the definitions of Annualized Run Rate Net Cash Flow and Annualized Run Rate Revenue in Section 1.01 of the Indenture shall be amended to refer to September 30, 2006 and that the references to the date November 30, 2004 in the definitions of Annualized Run Rate Net Cash Flow and Annualized Run Rate Revenue in Section 1.01 of the Indenture shall be amended to refer to September 30, 2006.

(c) The parties agree that the references in Section 2.09 to “Closing Date” shall refer to the Closing Date for the Series 2006-1 Notes.

(d) The parties hereto agree that the following definitions in the Indenture shall be amended and replaced in their entirety by the following:

“Cash Trap Condition” will exist as of the end of any calendar quarter if the Debt Service Coverage Ratio is 1.75x or less, and will continue to exist until the Debt Service Coverage Ratio exceeds the 1.75x Cash Trap DSCR for two consecutive calendar quarters.

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located, for purposes other than Note transfers and final payment, at 101 Barclay Street, Floor 4W, New York, New York, 10286, Attention: Structured Finance Services-Crown Castle Senior Secured Notes, Series 2006-1, phone: (212) 815-8178, fax: (212) 815-8093, and for purposes of Note transfers and final payment, at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Structured Finance Services-Crown Castle Senior Secured Notes, Series 2006-1; or at such other address the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuers, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuers.

“Fixed Rate Notes” shall mean the Class A-FX Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes.

“Issuers” shall collectively mean Crown South, Crown Communication, Crown PT, Crown NY, Crown PR, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC, Crown Castle MUPA LLC and any other Person designated as an “Issuer” in an Indenture Supplement.

“Pledge Agreement” shall mean a pledge agreement between the pledgor and the indenture trustee entered into in connection with the issuance of a Series of Notes and the addition of any Person as an Asset Entity.

“Swap Contract” shall mean each swap contract in effect with regard to any Series of Notes, and with respect to the Series 2005-1 Notes, the swap contract between the Indenture Trustee and the Swap Counterparty dated June 8, 2005, or, with regard to any Series of Additional Notes, the Swap Contract set forth in the applicable Indenture Supplement.

(e) For the avoidance of doubt, whenever the Indenture requires the computation of a management fee (including the Management Fee) for any period of time based on a percentage of Operating Revenues, Annualized Run Rate or any other amount, that percentage shall be 7.5% (unless a person other than Crown Castle International Corp. or any of its subsidiaries shall be the Manager, in which case such percentage shall be a percentage not to exceed 10%). The foregoing shall apply notwithstanding anything in the Indenture to the contrary and has been approved by the Rating Agencies pursuant to a Rating Agency Confirmation.

Section 7.03 Amendment to Trustee Fee.

(a) The penultimate sentence of Section 11.05(a) of the Indenture shall be amended such that (i) the word “Notes” shall be replaced with the words “Series 2005-1 Notes”, (ii) the phrase “and the rate per annum equal to .0020% on the Outstanding Class Principal Balance of all Classes of Series 2006-1 Notes as of the end of the immediate preceding Collection Period” is inserted before the parenthetical and (iii) the amount $1,900,000,000 in the parenthetical shall be replaced with the amount $1,550,000,000.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Date of Execution.

This Indenture Supplement for convenience and for the purpose of reference is dated as of November 29, 2006.

Section 8.02 Governing Law.

THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

Section 8.03 Severability.

In case any provision in this Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.04 Counterparts.

This Indenture and any Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE IX

APPLICABILITY OF INDENTURE

Section 9.01 Applicability.

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN COMMUNICATION INC., as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE PT INC., as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN COMMUNICATION NEW YORK, INC., as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE TOWERS 05 LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE PR LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE MU LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

CROWN CASTLE MUPA LLC, as Issuer

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Vice President

THE BANK OF NEW YORK, as successor to JPMorgan Chase Bank, N.A., as Indenture Trustee

By:	/s/ Pei Huang
Name:	Pei Huang
Title:	Assistant Vice President